Exhibit 3.7

AMENDED AND RESTATED BYLAWS

OF UDR, INC.

October 28, 2026

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AMENDED AND RESTATED

BYLAWS

OF

UDR, INC.

ARTICLE I

OFFICES

Section 1.1Principal Office in Maryland.

The address of the principal office of the corporation in the State of Maryland shall be located at such place as the Board of Directors may from time to time designate.

Section 1.2Other Offices.

The corporation may also have and maintain such other offices or places of business, both within and outside the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

Section 2.1Place of Meetings.

(a)Meetings of stockholders may be held at such place, either within or outside the State of Maryland, as may be designated by or in the manner provided in these Bylaws or, if not so designated, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting may not be held at any place, but may instead be held partially or solely by means of remote communication as authorized by paragraph (b) of this Section 2.1.

(b)In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders may participate in any meeting of stockholders held by means of remote communication and may vote at such meeting as permitted by Maryland law.  Participation in a meeting by these means constitutes presence in person at the meeting. “Remote communication” means a conference telephone or other communications equipment provided that all persons participating in the meeting can read or hear the proceedings of the meeting substantially concurrently with the proceedings.

Section 2.2Annual Meetings.

The annual meetings of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as the Board of Directors designates from time to time. Failure to hold an annual meeting does not invalidate the corporation’s existence or affect any otherwise valid corporate act.

Section 2.3Special Meetings.

(a)Special meetings of the stockholders of the corporation may be called for any purpose or purposes, only (i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or by a majority of the Board of Directors at any time, or (ii) by the Secretary of the corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record as of the record date fixed in accordance with Section 2.3(e) who, in the aggregate, are entitled to cast at least ten percent (10%) of all the votes entitled to be cast at the meeting. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Section 2.11.
(b)No stockholder may demand that the Secretary of the corporation call a special meeting of the stockholders pursuant to Section 2.3(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date ( a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call such special meeting, which request shall be in proper form and delivered to, or mailed by registered mail and received by, the Secretary of the corporation at the principal executive offices of the corporation.
(c)To be in proper form for purposes of this Section 2.3, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:
(i)As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.10, except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(e)(i));

(ii)As to each Requesting Person, any Disclosable Interests (as defined in Section 2.10(e)(ii), except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(e)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.10(e)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);
(iii)As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Requesting Persons or (2) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and
(iv)If directors are proposed to be elected at the special meeting, the Nominee Information (as defined in Section 2.11(d)(iii)) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 2.3(c), the term “Requesting Person” shall mean (x) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (y) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (z) any affiliate of such stockholder or beneficial owner.

(d)The Board of Directors may request that any Requesting Person furnish such additional information as may be reasonably required by the Board of Directors. Such Requesting Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.
(e)Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.3 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the close of business on the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.3 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii) or (iv) of Section 2.3(g).
(f)Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.3(a) unless stockholders of record as of the Demand Record Date who hold, in the aggregate, at least ten percent (10%) of all the votes entitled to be cast at the meeting (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the corporation call a special meeting of the stockholders pursuant to Section 2.3(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)) the information required to be provided pursuant to this Section 2.3 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.
(g)The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.3, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date or (iv) that relates to any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months, unless, in the case of (iv), requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting.
(h)After receipt of demands in proper form and in accordance with this Section 2.3 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, if any, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 2.5 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 2.4.
(i)In connection with a special meeting called in accordance with this Section 2.3, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to receive notice of and to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for stockholders entitled to receive notice of and to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any request or demand provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(j)Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 2.3 except in accordance with this Section 2.3.  If the Board of Directors shall determine that any request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting or demand to call a special meeting.

Section 2.4Notice of Meetings.

(a)Except as otherwise provided by law or in the charter of the corporation (the “Charter”), written notice of each meeting of stockholders, specifying the place, if any, date and hour and, in the case of a special meeting or as otherwise may be required by law, purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given by the Secretary of the corporation not less than ten (10) nor more than ninety (90) days before the date of the meeting to each stockholder entitled to vote thereat and to each stockholder not entitled to vote who is entitled to notice of the meeting, directed to his or her address as it appears upon the books of the corporation. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. Subject to Section 2.10 and Section 2.11 of this Article II, any business of the corporation may be transacted at an annual meeting of stockholders without being designated in the notice, except such business as is required by any statute to be stated in such notice.
(b)When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the date, time, place, if any, are announced at the meeting at which the adjournment is taken or provided at a future time through means announced at the meeting unless the adjournment is for more than one hundred twenty (120) days after the original record date, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(c)Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by his or her attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
(d)Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of Maryland General Corporation Law (“MGCL”), the Charter or these Bylaws shall be effective when it is (i) personally delivered to the stockholder, (ii) left at the stockholder’s residence or usual place of business, (iii) mailed to the stockholder at the stockholder’s address as it appears on the records of the corporation or (iv) transmitted to the stockholder by an electronic transmission to any address of the stockholder at which the stockholder receives electronic transmissions. The corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.  Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting. The corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.10) of such postponement or cancellation prior to the meeting.  Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this Section 2.4.

Section 2.5Record Date.

For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than ninety (90) days prior to the date of any such meeting or the taking of such other actions. A record date may not precede the date on which the record date is fixed. In the case of a meeting of stockholders, the record date shall be at least ten (10) days before the meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting. Except where the Board of Directors fixes a new record date for any adjourned meeting, any stockholder who was a stockholder on the original record date shall be entitled to receive notice of and to vote at a meeting of stockholders or any adjournment or postponement thereof and to receive a dividend or allotment of rights even though he or she has since such date disposed of his or her shares, and no stockholder becoming a stockholder after such date shall be entitled to receive notice of or to vote at such meeting or any adjournment or postponement thereof or to receive such dividend or allotment of rights.

If the Board of Directors does not so fix a record date, then:

(a)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (i) at the close of business on the day on which notice is mailed or (ii) at the close of business on the thirtieth (30th) day next preceding the day on which the meeting is held.
(b)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto provided that the payment of a dividend or allotment of rights may not be made more than sixty (60) days after the date on which such resolution was adopted.

Section 2.6Quorum and Voting.

(a)At all meetings of stockholders except where otherwise provided by law, the Charter or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned by the chairman of the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
(b)Except as otherwise provided in this Article II, in any “uncontested” election (as defined below), each director shall be elected by a majority of total votes cast for and against such director nominee at a meeting of stockholders duly called and at which a quorum is present. For purposes of the preceding sentence, “a majority of total votes cast” shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the total number of votes cast with respect to that director’s election. Votes “cast” shall mean votes “for” and “against” a director nominee, but shall exclude any abstention with respect to a director’s election or with respect to the election of directors generally. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. An election will be deemed to be an “uncontested” election if no stockholder provides notice of intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a director election in the manner required by these Bylaws, or if any such stockholder or stockholders have withdrawn all such nominations at least ten (10) days prior to the corporation’s filing with the Securities and Exchange Commission (the “SEC”) of its definitive proxy statement for such meeting of stockholders.

(c)Notwithstanding the foregoing, in any contested election (which shall be any election other than an “uncontested” election, as defined above), each director shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.
(d)Any director nominee not elected by the vote required in this Section 2.6 and who is an incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The committee of the Board of Directors with primary responsibility for corporate governance matters (the “Governance Committee”) will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action is recommended, taking into account any factors or other information that they consider appropriate and relevant, including the circumstances that led to the failure to receive the required vote, if known. The Board of Directors will act on the tendered resignation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the SEC or by other public announcement, including a posting on the corporation’s web site. No director who tenders his or her resignation pursuant to this Section shall participate in the Governance Committee recommendation or Board of Directors action with respect to his or her resignation. Notwithstanding the foregoing, in the event that no director nominee receives the vote required in these Bylaws, the Governance Committee shall make a final determination as to whether the corporation shall accept any or all resignations, including those resignations from the members of the Governance Committee. If an incumbent director’s resignation is accepted by the Board of Directors pursuant to this Section 2.6, or if a non-incumbent director nominee is not elected, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors as specified in these Bylaws. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation, retirement or removal.
(e)Except as otherwise provided by law, the Charter or these Bylaws, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any other matter that properly comes before the meeting.
(f)Except as otherwise provided by law or the Charter, where a separate vote by a class or series is required, a majority of the outstanding shares of such class or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of a majority of all the votes cast by such class or series at a meeting at which a quorum is present shall be the act of such class or series.

Section 2.7Right to Vote; Proxies.

(a)Unless the Charter provides for a greater or lesser number of votes per share or limit or deny voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may cast the votes entitled to be cast by the shares of the corporation owned of record by him or her, either in person or by proxy in any manner authorized by law. Such proxy shall be filed with the Secretary before or at the time of the meeting. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as proxy, including a proxy solicitation firm or proxy support service organization. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the corporation or its assets or liabilities.
(b)Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.8Voting of Shares by Certain Holders.

(a)Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.
(b)Shares registered in the name of a person adjudged incompetent may be voted and all rights incident thereto may be exercised only by his or her guardian, in person or by proxy. Shares registered in the name of a deceased person may be voted and all rights incident thereto may be exercised only by his or her executor or administrator, in person or by proxy. Shares registered in the name of a minor may be voted and all rights incident thereto may be exercised by his or her guardian, in person or by proxy, or in the absence of such representation by his or her guardian, by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minority or the appointment of a guardian, and whether or not a guardian has in fact been appointed.
(c)Shares registered in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the shares stand. If only one such person is present in person or by proxy, he or she may vote all the shares, and all the shares standing in the names of such persons are represented for the purpose of determining a quorum. This procedure also applies to the voting of shares by two or more administrators, executors, trustees or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.
(d)Shares of the corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
(e)The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth: the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification; the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

Section 2.9Inspectors.

The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, such inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each report of an inspector or inspectors shall be in writing and signed by him or by a majority of them if there is more than one inspector; the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.10Stockholder Proposals.

(a)At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of capital stock of the corporation at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving notice as provided in this Section 2.10(a) and at the time of the meeting, (2) is entitled to vote at such meeting, and (3) has complied with this Section 2.10 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.10 and Section 2.11, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting, either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of stockholders in writing or by electronic transmission. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.11 and this Section 2.10 shall not be applicable to nominations except as expressly provided in Section 2.11.
(b)Subject to Section 2.11(a), below, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or otherwise properly brought before the meeting by or at the direction of the Board of Directors.
(c)Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.10. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary of the prior year’s annual meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than one hundred fifty (150) days prior to such annual meeting and not less than the later of (i) the ten (10) days following the day on which public announcement of the date of such annual meeting was first made by the corporation and (ii) one hundred twenty (120) days before the date of the meeting (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(d)Other than with respect to stockholder proposals relating to director nomination(s), which are required to set forth the information specified in Section 2.11 below, a stockholder’s notice to the Secretary shall set forth as to each item of business that the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (iii) a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Proposing Persons (as defined below) or (B) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (d) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(e)To be in proper form for purposes of this Section 2.10, a stockholder’s notice to the Secretary shall set forth:
(i)As to each Proposing Person, (A) the name and record address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records), (B) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Stockholder Information”; and
(ii)As to each Proposing Person,
(A)the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation,
(1)any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the corporation or with a value derived in whole or in part from the value of any shares of any class or series of shares of capital stock of the corporation,
(2)any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or
(3)any contract, derivative, swap or other transaction or series of transactions designed to

(a)produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the corporation,
(b)mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the corporation, or
(c)increase or decrease the voting power in respect of any class or series of shares of capital stock of the corporation held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the corporation;

provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underly any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer,

(B)a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the corporation,
(C)any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation,
(D)any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate of the corporation, on the other hand,
(E)any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),
(F)a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the corporation,
(G)any proportionate interest in shares of capital stock of the corporation or Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity,
(H)a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from stockholders in support of such proposal,
(I)any significant equity interests or any Synthetic Equity Position in any principal competitor of the corporation held by such Proposing Person,
(J)any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act, and

(K)any direct or indirect interest of such Proposing Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

(the disclosures to be made pursuant to the foregoing clauses (A) through (K) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.10, the term “Proposing Person” shall mean (1) the stockholder providing the notice of business proposed to be brought before an annual meeting, (2) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (3) any beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (4) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation and (5) any person controlling, controlled by or under common control with such Proposing Person.

(f)At the same time as or prior to the submission by a stockholder of any stockholder nomination or proposal of business to be considered at an annual or special meeting that, if approved and implemented by the corporation, would cause the corporation to be in breach of any covenant of the corporation in any existing or proposed debt instrument, agreement of the corporation or other material contract or agreement, the proponent stockholder or stockholders must submit to the Secretary of the corporation at the principal executive offices of the corporation (i) evidence satisfactory to the Board of Directors of the lender’s or contracting party’s willingness to waive the breach of covenant or (ii) a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to the Board of Directors in its discretion.
(g)At the same time or prior to the submission by a stockholder of any stockholder nominations or proposal of business to be considered at an annual or special meeting that, if approved, could not be implemented by the corporation without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent stockholder or stockholders must submit to the Secretary of the corporation at the principal executive offices of the corporation (i) evidence satisfactory to the Board of Directors that any and all required notices, consents or approvals have been given or obtained, including without limitation such evidence as the Board of Directors may require so that any nominee may be determined to satisfy any suitability or other requirements or (ii) a plan for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal or election, which plan must be satisfactory to the Board of Directors in its discretion.
(h)If information submitted pursuant to this Section 2.10 by any stockholder proposing any business at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in compliance with Section 2.10. Upon written request of the Secretary or the Board of Directors, any stockholder proposing business at a meeting of stockholders shall provide, within five (5) days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.10, and (ii) a written update of any information previously submitted by the stockholder pursuant to this Section 2.10, as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.10.
(i)The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.
(j)A Proposing Person shall update and supplement its notice to the corporation of its intent to propose business at the meeting of stockholders, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct as of the record date for stockholders entitled to receive notice of and vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for stockholders entitled to notice of and to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(k)Notwithstanding anything in these Bylaws to the contrary, only such business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with this Section 2.10. Unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to this Section 2.10 does not provide the information required by Section 2.10 to the corporation within the applicable time period set forth in Section 2.10, as applicable, is deemed not to have provided such information pursuant to Section 2.10(h), or does not appear in person or by proxy at the meeting to bring the business before the meeting, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. The chairman of the meeting (or, in advance of any meeting of stockholders, the Board of Directors) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The requirements of Section 2.10 are included to provide the corporation notice of a stockholder’s intention to bring business before a meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before a meeting.
(l)This Section 2.10 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Section 2.10 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to any such business and to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect the rights of stockholders to request inclusion of a proposal in, nor the right of the corporation to omit such proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(m)For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.11Nominations of Persons for Election to the Board of Directors.

(a)In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures, or in accordance with Section 2.15, shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may only be made at an annual meeting of stockholders or special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) (i) by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, (ii) by any stockholder of the corporation present in person who (A) was a record owner of shares of capital stock of the corporation at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice provided for in this Section 2.11 and at the time of the meeting, (B) is entitled to vote for the election of directors at the meeting, and (C) has complied with this Section 2.11 as to such notice and nomination, or (iii) by any Eligible Stockholder (as defined below) who complies with the procedures set forth in Section 2.15.

(b)(i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 2.10) thereof in writing and in proper form to the Secretary of the corporation, (B) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Section 2.11 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice.

(c)In no event may a Nominating Person deliver a notice of nomination, as applicable, with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice (as defined below), as applicable, or (ii) the tenth day following the date of public announcement (as defined in Section 2.10) of such increase.

(d)To be in proper form for purposes of this Section 2.11, a stockholder’s notice to the Secretary shall set forth:

(i)as to each Nominating Person, the Stockholder Information (as defined in Section 2.10(e)(i), except that for purposes of this Section 2.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(e)(i));

(ii)as to each Nominating Person, any Disclosable Interests (as defined in Section 2.10(e)(ii), except that for purposes of this Section 2.11 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.10(e)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.10(e)(ii) shall be made with respect to the nomination proposed to be made at the meeting); and provided that, in lieu of including the information set forth in Section 2.10(e)(ii)(H), the Nominating Person’s notice for purposes of this Section 2.11 shall include a representation as to whether the Nominating Person intends or is part of a group that intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(iii)as to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating

Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant  (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominee Information”), and (C) a completed and signed questionnaire, representation and agreement as provided in Section 2.11(i).

For purposes of this Section 2.11, the term “Nominating Person” shall mean (1) the stockholder providing the notice of the nomination proposed to be made at the meeting, (2) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (3) any beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (4) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation and (5) any person controlling, controlled by or under common control with such Nominating Person.

(e)The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(f)The Board of Directors may also require any proposed candidate for nomination to furnish such other information related to such candidate’s eligibility or qualification to serve as a director as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the corporation or to comply with the director qualification standards and additional selection criteria in accordance with the corporation’s Statement on Corporate Governance and the Charter of the Governance Committee. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

(g)No candidate nominated pursuant to Section 2.11(a)(ii) shall be eligible for nomination as a director of the corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in the nomination have complied with this Section 2.11. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

(h)Without qualification, in the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, then for any stockholder of record to make a nomination of a person or persons for election  to the Board of Directors, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation, (B) provide the information with respect to each Nominating Person and its candidate for nomination as required by this Section 2.11 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not more than one hundred fifty (150) days prior to the date of the special meeting and not less than one hundred twenty (120) days prior to such special meeting or, if later, ten (10) days following the day on which public announcement of the date of such special meeting is first made by the corporation (such notice within such time periods, “Special Meeting Timely Notice”). In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Special Meeting Timely Notice.

(i)To be eligible to be a candidate for election or re-election as a director of the corporation at an annual or special meeting, a candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered to the Secretary at the principal offices of the corporation (i) a completed written questionnaire with respect to the background, qualification, stock ownership and independence of such proposed nominee (which questionnaire shall be in the form provided by the corporation within ten (10) days upon written request of any stockholder of record therefor) and (ii) a written representation, and agreement (in the form provided by the corporation within ten (10) days upon written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with that person’s ability to comply, if elected as a director of the corporation, with that person’s duties to the corporation under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nominee is being nominated, would be in compliance and, if elected as a director of the corporation, will comply, with all applicable corporate governance, conflict of interest, code of business conduct and ethics, related person transaction, confidentiality, stock ownership and trading policies and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term of office as a director (and, if requested by any candidate for nomination, the Secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as a director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(j)The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(k)A stockholder providing notice of any nomination proposed to be made at a meeting and any candidate for nomination as a director shall further update and supplement such notice or the materials delivered pursuant to this Section 2.11, as applicable, if necessary, so that the information provided or required to be provided in such notice or by such candidate, as applicable, pursuant to this Section 2.11 shall be true and correct as of the record date for stockholders entitled to receive notice of and vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for stockholders entitled to receive notice of and vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(l)In addition to the requirements of this Section 2.11 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder, in accordance with the time frames required in this Section 2.11 or by Rule 14a-19 promulgated under the Exchange Act, as applicable, and (ii) if (A) any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (B) (1) such notice in accordance with Rule 14a-19(b) is not provided within the time period for Timely Notice or Special Meeting Timely Notice, as applicable, (2) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act or (3) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any meeting of stockholders (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(m)If information submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in compliance with

Section 2.11. Upon written request of the Secretary or the Board of Directors, any stockholder proposing a nominee for election as a director at a meeting of stockholders shall provide, within five (5) days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (ii) a written update of any information previously submitted by the stockholder pursuant to this Section 2.11, as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.

(n)If the chairman of the meeting determines that a nomination of any candidate for election as a director was not made in accordance with Section 2.11, he or she shall declare the determination at the meeting, the defective nomination shall be disregarded and any votes cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the votes cast for the nominee in question) shall be void and of no force or effect. Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the corporation unless nominated in accordance with Section 2.11.

(o)Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 2.11.

Section 2.12Action Without Meetings.

(a)Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of stockholders.

Section 2.13Voting by Ballot.

If ordered by the presiding officer of any stockholder meeting, the vote upon any election or question shall be by ballot.

Section 2.14Organization and Conduct of Meetings.

Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board or at his or her direction, by one of the following officers: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of any Assistant Secretaries, a person appointed by the Board of

Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate or convenient for the proper conduct of the meeting, including, without limitation: (a) establishing an agenda or order of business for the meeting, (b) restricting admission to the time set for the commencement of the meeting, (c) limiting attendance at, or participation in, the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or other such persons as the chairman of the meeting may determine, (d) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (e) limiting the time allotted to questions or comments by participants, (f) maintaining order and security at the meeting; (g) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting or is otherwise disruptive, (h) determining when and for how long the polls should be opened and when the polls should be closed, (i) prohibiting or otherwise restricting the use of audio or video recording devices at the meeting and (j) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting. The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.15Proxy Access.

(a)Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.15, the corporation shall include in its proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Corporation’s Proxy Materials”), in addition to any individuals nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 2.15 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 2.15, the “Required Information” that the corporation shall include in the Corporation’s Proxy Materials is (i) the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s Proxy Materials by the rules and regulations promulgated under the Exchange Act and (ii) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the corporation at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 2.15 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from the Corporation’s Proxy Materials any information or Statement (or portion thereof) that the Board of Directors, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.
(b)To be eligible to require the corporation to include a Stockholder Nominee in the Corporation’s Proxy Materials pursuant to this Section 2.15, an Eligible Stockholder must have Owned (as defined below) at least three percent (3%) or more of the shares of common stock of the corporation outstanding from time to time (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination or Notice of Bylaw Amendment Proposal (as defined in Section 8.5), as applicable, is delivered or mailed to and received by the Secretary of the corporation in accordance with this Section 2.15 and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of common stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or its Affiliate or (D) for which the stockholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the stockholder and that expressly directs the proxy holder to vote at the direction of the stockholder. In addition, an Eligible Stockholder shall be deemed to “Own” shares of common stock held in the name of a nominee or other intermediary so long as the stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of common stock. An Eligible Stockholder’s Ownership of shares of common stock shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares, provided that the Eligible Stockholder has the power to recall such loaned shares on no more than five (5) business days’ notice, the Eligible Stockholder recalls such loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the Corporation’s Proxy Materials and the Eligible Stockholder holds such recalled shares through the date of the annual meeting of stockholders. For purposes of this Section 2.15, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock are “Owned” for these purposes shall be determined by the Board of Directors, in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.
(c)To be eligible to require the corporation to include a Stockholder Nominee in the Corporation’s Proxy Materials pursuant to this Section 2.15, an Eligible Stockholder must provide to the Secretary of the corporation, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Corporation’s Proxy Materials pursuant to this Section 2.15 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination or Notice of Bylaw Amendment Proposal, as applicable, must be so delivered or mailed to and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or, if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the one-year anniversary of the prior year’s annual meeting, not less than the later of the ten (10) days following the day on which public announcement of the date of such annual meeting is first made by the corporation or one hundred twenty (120) days before the date of the meeting). The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination or Notice of Bylaw Amendment Proposal, as applicable, as described above.
(d)To be in proper form for purposes of this Section 2.15, the Notice of Proxy Access Nomination or Notice of Bylaw Amendment Proposal, as applicable, delivered or mailed to and received by the Secretary shall include the following information, as applicable: (i) one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or an affiliate of a DTC participant) verifying that, as of a date within seven (7) business days prior to the date the Notice of Proxy Access Nomination or Notice of Bylaw Amendment Proposal, as applicable, is delivered to or mailed to and received by the Secretary of the corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination or Notice of Bylaw Amendment Proposal, as applicable, at the times and in the forms required by this Section 2.15; (ii) a copy of the Schedule 14N filed or to be filed with the SEC as required by Rule 14a-18 under the Exchange Act; (iii) information that is the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.11 of Article II of these Bylaws, including the written consent of the Stockholder Nominee to being named in the Corporation’s Proxy Materials as a nominee and to serving as a director if elected; (iv) the questionnaire and representation and agreement required by Section 2.11(i) of Article II of these Bylaws; (v) the written agreement of the Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including, without limitation, agreeing to be bound by the corporation’s code of business conduct and ethics, insider trading policy, stock ownership guidelines, statement on corporate governance and other corporation policies and procedures applicable to directors; (vi) a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting of stockholders, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Corporation’s Proxy Materials pursuant to this Section 2.15, (D) has not engaged and will not engage in, and has not been and will not be a “participant” in, another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (F) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation and (G) has not provided and will not provide facts, statements or information in its communications with the corporation and the stockholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading; (vii) a written undertaking that the Eligible Stockholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination or Notice of Bylaw Amendment Proposal, as applicable, pursuant to this Section 2.15, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the corporation pursuant to this Section 2.15 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s Proxy Materials pursuant to this Section 2.15, and (B) indemnifies and holds harmless the corporation and each of its directors, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination of a Stockholder Nominee or inclusion of such

Stockholder Nominee in the Corporation’s Proxy Materials pursuant to this Section 2.15; (viii) a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Directors, together with a copy of any such agreement, arrangement or understanding, if written; and (ix) in the case of the nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination. The corporation may also require each Stockholder Nominee and the Eligible Stockholder to furnish such other information (A) as may reasonably be required by the corporation to determine the eligibility of such Stockholder Nominee to serve as an independent director (as determined under any applicable rules of the SEC, listing standards of any national securities exchange on which any securities of the corporation are listed, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors), (B) that could be material to a stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.
(e)To be eligible to require the corporation to include a Stockholder Nominee in the Corporation’s Proxy Materials pursuant to this Section 2.15, an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Nomination pursuant to this Section 2.15 shall be true and correct as of the record date for the annual meeting of stockholders and as of the date that is ten (10) business days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received at the principal executive office of the corporation not later than the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than the eighth (8th) business day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any postponement or adjournment thereof).
(f)In the event that any facts, statements or information provided by the Eligible Stockholder or a Stockholder Nominee to the corporation or the stockholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.
(g)Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are (i) under common management and investment control, (ii) under common management and funded by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (a “Qualifying Fund Group”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination or Notice of Bylaw Amendment Proposal, as applicable, pursuant to this Section 2.15, a Qualifying Fund Group whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary of the corporation such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Group satisfy the definition thereof.
(h)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Corporation’s Proxy Materials with respect to an annual meeting of stockholders shall be 20% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 2.15 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage; provided that the maximum number of Stockholder Nominees entitled to be included in the Corporation’s Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by (i) the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Corporation’s Proxy Materials pursuant to this Section 2.15 and whom the Board of Directors nominates for re-election at such forthcoming annual meeting of stockholders, and (ii) any directors in office or director candidates that, in either case, will be included in the Corporation’s Proxy Materials with respect to such annual meeting of stockholders as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into or in connection with an acquisition of common stock, by such stockholder or group of stockholders, from the corporation). In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Corporation’s Proxy Materials pursuant to this Section 2.15 shall be calculated based on the number of directors serving as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s Proxy Materials pursuant to this Section 2.15 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees eligible for inclusion in the Corporation’s Proxy Materials pursuant to this Section 2.15 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s Proxy Materials pursuant to this Section 2.15 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Corporation’s Proxy Materials pursuant to this Section 2.15(h). In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the maximum number of nominees eligible for inclusion in the Corporation’s Proxy Materials pursuant to this Section 2.15(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Corporation’s Proxy Materials until the maximum number is reached, proceeding in order of the number of shares of common stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Secretary of the corporation. If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this Section 2.15(h) shall be the only Stockholder Nominees entitled to be included in the Corporation’s Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Corporation’s Proxy Materials or are not submitted for election for any reason (other than the failure of the corporation to comply with this Section 2.15), no other Stockholder Nominees shall be included in the Corporation’s Proxy Materials pursuant to this Section 2.15.
(i)The corporation shall not be required to include, pursuant to this Section 2.15, a Stockholder Nominee in the Corporation’s Proxy Materials for any annual meeting of stockholders (i) for which meeting the Secretary of the corporation receives a notice that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.11 of Article II of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Stockholder Nominee would not qualify as an independent (as determined under any applicable rules of the SEC, listing standards of any national securities exchange on which any securities of the corporation are listed, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors), (iv) if such Stockholder Nominee is or becomes a party to any agreement by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, (v) if the election of such Stockholder Nominee as a director would cause the corporation to fail to comply with these Bylaws, the Charter, the rules and listing standards of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded, or any applicable state or federal law, rule or regulation, (vi) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (viii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any fact, statement or information to the corporation or the Stockholders required or requested pursuant to this Section 2.15 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 2.15 or (x) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 2.15, in each instance as determined by the Board of Directors, in its sole discretion.
(j)Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have failed to comply with its or their obligations under this Section 2.15, as determined by the Board of Directors or the presiding officer, or (ii) the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Corporation’s Proxy Materials pursuant to this Section 2.15.  For purposes of this Section 2.15(j), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.
(k)Any Stockholder Nominee who is included in the Corporation’s Proxy Materials for an annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, or (ii) does not receive at least 10% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible for inclusion in the Corporation’s Proxy Materials as a Stockholder Nominee pursuant to this Section 2.15 for the next two annual meetings of stockholders. For the avoidance of doubt, this Section 2.15(k) shall not prevent any stockholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 2.11 of Article II of these Bylaws.
(l)This Section 2.15 provides the exclusive method for a stockholder to require the corporation to include nominee(s) for election to the Board of Directors in the Corporation’s Proxy Materials.

Section 2.16Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 2-507 of the MGCL or as permitted by Section 2-505 of the MGCL) to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 3.1Number; Term of Office; Qualification.

(a)The number of directors of the corporation shall not be less than one (1) nor more than twelve (12) until changed by a resolution amending this Section 3.1 duly adopted by the Board of Directors. The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.1, by the Board of Directors.
(b)Except as provided in Section 3.3, the directors shall be elected in accordance with the Charter and these Bylaws. Elected directors shall hold office until the next annual meeting and until their successors are duly elected and qualified. Directors need not be stockholders.
(c)Each director shall be at least 21 years of age. The Board of Directors shall from time to time, following a review of the matter by the Governance Committee, adopt stock ownership guidelines for non-employee directors, which shall be publicly disclosed in accordance with applicable law and/or the listing standards of the securities exchange on which the common stock of the corporation is listed. Each director shall have the requisite experience, background and qualifications that the Board of Directors determines, in its sole discretion, is necessary to serve on the Board of Directors of the corporation. A majority of the directors of the corporation that do not also serve as employees of the corporation shall be “independent,” as determined in accordance with the policies of the corporation that are adopted by the Board of Directors from time to time, and applicable law and/or the listing standards of the securities exchange on which the common stock of the corporation is listed.

Section 3.2Powers.

The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

Section 3.3Vacancies.

If for any reason any or all of the directors cease to be directors, such event shall not terminate the corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum.  Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board of Directors.

Section 3.4Resignations.

Any director may resign at any time by delivering his or her resignation to the Secretary in writing or by electronic transmission.  Such resignation shall take effect immediately upon receipt by the Secretary or at such later time, or upon the happening of such event, as specified in the resignation.

Section 3.5Meetings.

(a)An annual meeting of the Board of Directors may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Maryland, for the holding of regular meetings of the Board of Directors without notice other than such resolution.
(b)Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer or by a majority of the members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without other notice than such resolution.
(c)Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally to each director or sent by facsimile transmission or other form of electronic transmission at least twenty-four (24) hours before the start of the meeting, or sent by first class mail at least five (5) days before the date of the meeting. Notice of any meeting may be waived in writing, which shall be filed with the records of the meeting, at any time before or after the meeting and will be waived by any director by attendance thereat.

Section 3.6Quorum and Voting.

(a)A quorum of the Board of Directors shall consist of a majority of the entire Board of Directors; provided, however, at any meeting whether a quorum is present or otherwise, a majority of the directors present may adjourn from time to time and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.
(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote is required by law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.
(c)Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present.

Section 3.7Action Without Meeting.

Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.8Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.9Presumption of Assent.

A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) such director announces his or her dissent at the meeting and (b) (i) his or her dissent is entered in the minutes of the meeting, (ii) he or she files his or her dissent in writing or by electronic transmission to such action with the person acting as the secretary of the meeting before the adjournment thereof or (iii) he or she forwards such dissent within twenty-four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service or by electronic transmission to the secretary of the meeting or the Secretary of the corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.

Section 3.10Committees.

(a)The Board of Directors may appoint an Executive Committee of one or more directors. The Executive Committee to the extent permitted by law shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except as prohibited by law.

(b)The Board of Directors may from time to time appoint such other committees as may be permitted or required by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
(c)The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which appointed such committee. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 3.10, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)Unless the Board of Directors otherwise provides, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.10 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal office of the corporation or at any place which has been designated from time to time by resolution of such committee or by consent in writing or by electronic transmission of all members thereof, and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice in writing or by electronic transmission to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

ARTICLE IV

OFFICERS

Section 4.1Officers Designated.

The Board of Directors shall appoint a Chairman of the Board of Directors, a President and a Treasurer and Secretary. Any vacancies among these offices shall be filled by the Board of

Directors. The Board of Directors or the Chief Executive Officer may appoint one or more Vice Presidents and such other officers or assistant officers as the Board of Directors or the Chief Executive Officer may deem proper, and any vacancies among these officers and assistant officers shall be filled by either the Board of Directors or the Chief Executive Officer. Any officer may hold more than one office, except for the offices of President and Vice President. A person who holds more than one office in the corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 4.2Tenure and Duties of Officers.

(a)All officers shall hold office at the pleasure of the Board of Directors and until their successors are duly elected and qualified, unless sooner removed. Any officer of the corporation may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the Chief Executive Officer if the Chief Executive Officer has the authority to fill such vacancy pursuant to Section 4.1 of these Bylaws. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.
(b)The Chairman of the Board of Directors when present shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors may designate from time to time.
(c)The Board of Directors may designate a Vice Chairman of the Board of Directors.  In the event of the death, disability or resignation of the Chairman of the Board of Directors, the Vice Chairman if designated shall serve as the Chairman of the Board of Directors until a new Chairman of the Board of Directors is duly appointed by the Board of Directors. The Vice Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors may designate from time to time.
(d)The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the corporation, as determined by the Board of Directors, and for the management of the business and affairs of the corporation.
(e)In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the corporation and have the rights and duties of the Chief Executive Officer set forth in these Bylaws. The Chief Executive Officer, or if no Chief Executive Officer is appointed by the Board of Directors, the President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

(f)The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant, until such vacancy is filled by the Board of Directors in accordance with Section 4.1 of these Bylaws. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time. The Board of Directors may designate one or more Vice Presidents as Executive Vice President. In addition to such other powers, each Executive Vice President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Executive Vice President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.
(g)The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors may designate from time to time. The Chief Executive Officer may direct any assistant secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each assistant secretary shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may designate from time to time.
(h)The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may designate from time to time. The Chief Executive Officer may direct any assistant treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each assistant treasurer shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

ARTICLE V

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 5.1Execution of Corporate Instruments.

(a)The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

(b)All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors may authorize.
(c)Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board of Directors.

Section 5.2Voting of Securities Owned by Corporation.

All stock and other securities of other corporations owned or held by the corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President.

ARTICLE VI

SHARES OF STOCK

Section 6.1Certificates.

Except as may be otherwise provided by the Board of Directors or any officer of the corporation, stockholders of the corporation are not entitled to certificates representing the shares of stock held by them.  In the event that the corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the corporation in any manner permitted by the MGCL.  In the event that the corporation issues shares of stock without certificates, to the extent then required by the MGCL the corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.  There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 6.2Transfers.

Transfers of stock shall be made on the books of the corporation in such manner as the Board of Directors or any officer of the corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed.  The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the corporation that such shares shall no longer be represented by certificates.  Upon the transfer of any uncertificated shares, the corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates. Notwithstanding the foregoing, transfers of shares of any class will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 6.3Replacement Certificate.

The Secretary and any other officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and Secretary or other officer designated by the Board of Directors has determined that such certificates may be issued. When authorizing the issuance of a new certificate, the Secretary or other officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 6.4Stock Ledger.

The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Section 6.5Issuance of Units.

Notwithstanding any other provision of these Bylaws to the contrary, the Board of Directors may issue units consisting of different securities of the corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the corporation, except that the Board of Directors may provide that, for a specified period, securities of the corporation issued in such unit may be transferred on the books of the corporation only in such unit.

Section 6.6Fractional Share Interests or Scrip.

The corporation may, but is not obliged to, issue fractional shares of stock, eliminate a fractional interest by rounding up to a full share of stock, arrange for the disposition of a fractional interest by the person entitled to it, pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or issue scrip, or other evidence of ownership aggregating a full share for a certificate which represents the share and, unless otherwise provided, does not entitle the holder to exercise any voting rights, to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may impose any reasonable condition on the issuance of scrip or other evidence of ownership, and may cause such scrip or other evidence of ownership to be issued subject to the condition that it will become void if not exchanged for a certificate representing a full share of stock before a specified date or subject to the condition that the shares for which such scrip or other evidence of indebtedness are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or other evidence of indebtedness, or subject to a provision of forfeiture of such proceeds to the corporation if not claimed within a period of not less than three years from the date the scrip or other evidence of ownership was originally issued.

Section 6.7Dividends.

If authorized by the Board of Directors at any meeting thereof, the corporation may declare and pay dividends on its shares in cash, property, or in shares of the capital stock of the corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

ARTICLE VII

INDEMNIFICATION

Section 7.1Right to Indemnification.

The corporation shall indemnify its present and former directors and officers, whether serving the corporation or, at its request, any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the full extent permitted by Maryland law. The corporation may indemnify other employees and agents, whether serving the corporation or, at its request, any other entity, to such extent as may be authorized by the Board of Directors and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Bylaws or repeal of any of its provisions shall limit or eliminate the foregoing right to indemnification, including the advancement of expenses, provided hereunder with respect to acts or omissions or alleged acts or omissions occurring prior to such amendment or repeal. The rights conferred upon indemnitees in this Article VII shall be contract rights that vest upon such indemnitee’s commencement of service to or at the request of the corporation, and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 7.2Provisions Nonexclusive.

The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Charter, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Charter, agreement or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, such provision, agreement or vote shall take precedence.

Section 7.3Authority to Insure.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the general laws of the State of Maryland.

Section 7.4Survival of Rights.

The rights provided by this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.5Subrogation.

In the event of payment under this Article VII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 7.6No Duplication of Payments.

The corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a director or officer to the extent the director or officer has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 7.7Right of Claimant to Bring Suit.

If a claim under Section 7.1 of this Article VII is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

ARTICLE VIII

MISCELLANEOUS

Section 8.1Fiscal Year.

The fiscal year of the corporation shall be the twelve (12) calendar months ending December 31 in each year, unless otherwise provided by the Board of Directors.

Section 8.2Exemption From Control Share Acquisition Act.

The provisions of Title 3, Subtitle 7 of the MGCL (the Maryland Control Share Acquisition Act), or any successor statute, shall not apply to any acquisition by any person of shares of the corporation. This Section 8.2 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw and consistent with applicable law, apply to any prior or subsequent control share acquisition.

Section 8.3Other Securities of the Corporation.

Each certificate which represents any bond, note, guaranty, obligation or other corporate security (other than stock) shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and countersigned by the Secretary, an assistant secretary, the Treasurer or the assistant treasurer. Such certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form. The signatures on the certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer at the time it is issued.

Section 8.4Corporate Seal.

The corporate seal shall be a flat-faced circular die, of which there may be any number of counterparts, with the word “SEAL” and the name of the corporation engraved thereon. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If the corporation is required to place its corporate seal to a document, it is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the corporation.

Section 8.5Amendments.

(a)The Board of Directors shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

(b)In addition, pursuant to a binding proposal that is submitted to the stockholders for approval at a duly called annual meeting or special meeting of stockholders by an Eligible Stockholder (as defined in Section 2.15) that provides to the Secretary of the corporation a timely notice of such proposal which satisfies the notice procedures and all other relevant provisions of Section 2.3, Section 2.10 or Section 2.15 of these Bylaws (the “Notice of Bylaw Amendment Proposal”) and is otherwise permitted by applicable law, the stockholders shall have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws, except that the stockholders shall not have the power to alter or repeal Article VII or this Section 8.5 or adopt any provision of these Bylaws inconsistent with Article VII or this Section 8.5 without the approval of any indemnitees adversely affected by such proposal or the Board of Directors, respectively.

Section 8.6Reliance.

Each director of the corporation shall, in the performance of his or her duties with respect to the corporation, be entitled to rely on any information, opinion report or statement, including financial statements or other financial data, prepared or presented by an officer or employee of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director reasonably believes to be within the person’s professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence.

Section 8.7Ratification.

The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the corporation and its stockholders. Moreover, any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.